                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") made effective as of the 1st day of January, 1998 by and between SIONIX CORPORATION, a Utah corporation, hereinafter referred to as "Employer", and JAMES HOUTZ, hereinafter referred to as "Employee." Employer desires to be assured of the continued association and services of Employee in order to take advantage of his experience, knowledge and abilities in Employer's business and is willing to employ Employee, and Employee desires to be so employed, on the terms and conditions set forth in this Agreement.

        ACCORDINGLY, in consideration of the foregoing and the mutual covenants set forth below, the parties agree as follows:

               ARTICLE I

               TERM OF CONTRACT

        1.1 The term of this Agreement shall commence effective on the date of this Agreement, as first above written, and shall continue until September 30, 2003, and monthly thereafter, unless sooner terminated as hereinafter provided.

        1.2 This employment may be terminated immediately, without advance notice, if, during the term of employment (a) Employee shall be convicted of a crime involving dishonesty in connection with Employer's business; (b) an uncured material breach of any term of this Agreement, provided that any breach which can be cured is not promptly corrected after reasonable notice thereof; or (c) Employee is convicted of any felony involving moral turpitude.



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               ARTICLE II

               SERVICES TO BE PERFORMED BY EMPLOYEE

        2.1 Employee shall serve as President of Employer and shall perform the duties and responsibilities specified for said position in the By-Laws of the Employer, and such other duties and responsibilities as are usually and customarily performed by the President and Chief Executive Officer of a corporation. Employee shall work at the direction of and under the supervision of Employer's Board of Directors. Employee shall perform such duties and acts commensurate with his position, skills and experience as may be reasonably required by Employer's Board of Directors in connection with any aspect of Employer's business.

               ARTICLE III

               COMPENSATION

        3.1 Employee, during the term of employment pursuant to this Agreement, shall be compensated pursuant to the Schedule attached hereto as Exhibit "A" and by reference made a part hereof.

        3.2 Employee shall receive an automobile allowance of $800.00 per month during the term of this Agreement, and any extensions and renewals hereof. Employee's automobile allowance shall be increased ten percent (10%) per year.


        3.3 Employee shall be entitled to all fringe benefits offered generally to employees of Employer, including without limitation, participation in any qualified pension, profit-sharing, salary continuation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement or life insurance plan or any other benefit plan established by Employee subject to the rules and regulations in effect regarding participation in such benefit plans.



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In the event Employer does not, at any time during the term of this employment, maintain full coverage medical insurance for its employees, Employee shall be entitled to obtain, at the expense of Employer, full coverage medical insurance, from a bona fide medical insurance company or health plan, as selected by Employee.

        3.4 Employee shall be entitled to such business days of vacation and such business days of sick leave each year without, reduction in compensation, as shall be reasonably determined from time to time by the Employer's Board of Directors; provided, however, that Employee shall be entitled to at least 30 business days of vacation and up to two (2) weeks of sick leave each year.

               ARTICLE IV

               OBLIGATIONS OF EMPLOYEE

        4.1 Employee agrees to devote so much of his business time, attention, knowledge and skill as necessary to carry out the purposes and intent of this Employment Agreement. Notwithstanding the foregoing, Employee shall not be deemed to be in violation of this Section 4.1, if he engages in passive investment in any corporation, sole proprietorship, partnership or other entity not involved in a competing business with Employer.

        4.2 Employee agrees to perform the above described services at Employer's place of business and at such other job locations as may be necessary to satisfactorily perform Employee's duties and obligations hereunder.


        4.3 Employee shall not assign this Agreement nor any duties or obligations under this Agreement to any other person or entity.



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        4.4 Employee shall maintain, in good and legible condition, all materials, supplies and other property provided to Employee by Employer. These materials shall, however, remain the property of Employer.

               ARTICLE V

               OBLIGATIONS OF EMPLOYER

        5.1 Employer agrees to make the payments due Employee as hereinabove specified, in a timely fashion, and without offset or deduction (or other than employee withholding).

        5.2 Employer agrees to provide Employee with adequate space, administrative support, personnel, and equipment to perform Employee's duties.

        5.3 With the exception of injuries, losses, and damages attributed solely to the gross negligence or willful misconduct of Employee, Employer shall fully indemnify, defend (with counsel reasonably acceptable to Employee) and hold harmless Employee, his heirs, successors and assigns from and against all claims, loss, liability, damage or expense (including, without limitation, attorneys fees, court costs, investigative fees and expert witness fees) arising from or relating, either directly or indirectly, to the Employer and/or its business, whether occurring or accruing prior to or after the effective date hereof. Employer's obligation to indemnify, defend and hold Employee harmless shall survive the termination of this Agreement. Employer's obligation to indemnify, defend and hold harmless Employee, includes, without limitation, the indemnification, defense and hold harmless of Employee on all debts and obligations of Employer which may be due, either directly, or indirectly, to the negligent, gross negligent, wrongful act or omission, or willful misconduct of the current and past officers, directors and shareholders of the Employer.



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               ARTICLE VI

               TERMINATION OF AGREEMENT

        6.1 After September 30, 2003, the employment provided in this Agreement shall terminate at the will of Employer or Employee, without cause, upon thirty
(30) days written notice by the terminating party to the other party. This Agreement may be terminated immediately, upon written or oral notice by the terminating party, for cause, as provided in this Agreement.

        6.2 This Agreement shall terminate automatically on the occurrence of any of the following events:

               A. Mutual agreement of both parties.

               B. At the election of either party, upon the bankruptcy or insolvency of either party.

               C. Death of Employee.

               D. At the election of either party, upon the disability of Employee, which renders Employee, in the opinion of Employee's treating medical practitioner, unable to substantially perform Employee's duties under this Agreement, for a period of six consecutive months. The right to terminate the employment pursuant to this Paragraph 6.2, shall accrue only after Employee has been disabled for such six consecutive months.

               ARTICLE VII

               GENERAL CONDITIONS

        7.1 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed an original instrument.



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        7.2 Cooperation. Each of the parties hereto agree to execute any and all additional documents, and take all additional actions, deemed reasonably necessary to give full force and effect to the intent of this Agreement.

        7.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators.

        7.4 Interpretation. This Agreement shall be interpreted under and pursuant to the Laws of the State of California.

        7.5 Entire Agreement. This Agreement, and any other documents executed pursuant hereto, contains the entire agreement of the parties hereto, and supersedes all prior agreements, whether written or oral, with respect to the subject matters covered hereby. No oral representation, agreement, statement or promise made by any party hereto or by any employee or agent of any party hereto, which is not contained herein, shall be binding or valid.

        7.6 No Continuing Waiver. No waiver of any breach of any of the terms, conditions and covenants of this Agreement shall be construed as a waiver of any succeeding breach of the same or other terms, covenants and conditions hereof.

        7.7 Notices. Any notices required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, return receipt requested, addressed to each party at the address appearing with that party's signature at the end of this Agreement. If any such notice is given by personal delivery, said notice shall be deemed given upon receipt. If any such notice is given by certified mail, return receipt requested, said notice shall be deemed given on the third day following the date of mailing, as indicated on the return receipt, regardless of whether the return receipt shows actual delivery, provided, however, that if the return receipt



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of any mailed notice indicates non-delivery, the party serving said notice shall forthwith mail another, exact duplicate copy of said notice, to the recipient by regular first class mail, postage prepaid. Any party may, by written notice to another party, specify a different address for notice purposes.

        7.8 Remedies Cumulative. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies provided by agreement, at law, or in equity.

        7.9 Invalidity in Part. In the event any provision of this Agreement shall be held to be illegal, unenforceable or inoperative as a matter of law, the remaining provisions shall remain in full force and effect unless such construction shall substantially frustrate the purpose and intent of this Agreement.

        7.10 Covenants and Conditions. Each provision of this Agreement performable by a party shall be deemed both a covenant and a condition.

        7.11 Time of the Essence. Time is of the essence as to each and every term, covenant and condition of this Agreement in which time is a factor.

        7.12 Survival. All covenants, conditions, warranties and representations made by any party in this Agreement shall survive the execution and delivery of this Agreement.

        7.13 Gender. The use herein of the neuter gender includes the masculine and the feminine and the singular number includes the plural, whenever the context so requires.

        7.14 Captions. Captions in this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or the intent of this Agreement or any of the terms hereof.



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        7.15 Exhibits. All exhibits referred to herein and attached hereto are incorporated as a part hereof.

        7.16 Assignment. This Agreement shall not be assigned, either directly or indirectly, by any of the parties without the prior written consent of the other party. Each party agrees to reasonably consent to any request for transfer or assignment by another party to a revocable "estate planning" type trust in which the transferring party is a trustor and a principal beneficiary.

        7.17 Disclosure of Representation. The parties hereto acknowledge that Employee is being represented in this transaction by COOKSEY, HOWARD, MARTIN & TOOLEN, who are representing the interest of Employee only and not the interest of Employer. Employer has been advised to seek independent legal counsel to represent Employer's interest in this transaction, and to the extent Employer has chosen not be to be represented by legal counsel, Employer agrees that this Agreement shall be interpreted fully and fairly, without application of the general rule of construction wherein an Agreement is interpreted against the party that prepared it, and this Agreement shall not be avoidable due to Employer's lack of legal representation.

        7.18 Attorneys Fees. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees from the losing party.



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        Executed at Orange County, California, effective on the date and year first above written.



EMPLOYER:

SIONIX CORPORATION, A UTAH CORPORATION

9272 JERONIMO ROAD SUITE 108, IRVINE, CALIFORNIA 92618




BY: /s/ ROBERT E. MCCRAY
    -------------------------------------
        Robert E. McCray, Director



BY: /s/ JOAN C. HOROWITZ
    -------------------------------------
        Joan C. Horowitz, Director



EMPLOYEE:


/s/ JAMES HOUTZ
-----------------------------------------
JAMES HOUTZ



ADDRESS:________________________________________________________________________



SOCIAL SECURITY NO.:_______________________



DATE:____________________________________



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                                    * * * *





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                                   EXHIBIT "A"



                            SCHEDULE OF COMPENSATION


        Employee shall receive compensation, during the term of this Agreement, and during any extensions or renewals of this Agreement, as follows, or as hereafter mutually agreed between the parties, in writing:


1. BASE COMPENSATION. $7,083.33 per month, payable one-half on the 15th and one-half on the last day of each month during the term of employment. Commencing at the start of year two (2), and continuing through year five
     (5), and further continuing during any extensions or renewals of this Agreement. In addition, for each one quarter (1/4) year of service, Employee shall be, and hereby is granted, from Employer 255,000 shares of Employer's common stock, ($.001) par value, to be exercised at any time during the term of employment, and upon termination of Employee's employment, at any time within three (3) years thereafter. Employee's compensation package (Schedule "A", A) shall be increased ten percent (10%) per year.

2. STOCK OPTION AT SIGNING. As a signing bonus, Employee shall be, and hereby is granted, Two Million Two Hundred Thousand (2,200,000) shares of Employer's common stock valued at One Tenth of a Cent ($.001) per share, to be exercised at any time during the term of employment, and upon termination of Employee's employment, at any time within three (3) years thereafter.

3. STOCK OPTION UPON FUNDING OF ADDITIONAL SHARE ISSUANCE. Upon Employee negotiating and funding the sale of at least $800,000.00 of additional common shares of Employer common stock, Employee shall be, and hereby is, granted One Million Six Hundred Fifty Thousand (1,650,000) shares of Employer's common stock, valued at One Tenth of a Cent ($.001) per share, to be exercised at any time during the term of employment, and upon termination of Employee's employment, at any time within three (3) years thereafter.

4. PERFORMANCE STOCK OPTIONS. Employee shall be, and hereby is granted, common shares of Employer stock contingent for each respective year upon Employer's gross sales achieving the levels indicated below.



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
FISCAL YEAR ENDING                  GROSS SALES OF AT LEAST           # OF SHARES
------------------                  -----------------------           -----------
FYE 12/31/99                            $ 2,500,000                    2,000,000
FYE 12/31/00                            $ 5,000,000                    2,250,000
FYE 12/31/01                            $10,000,000                    2,500,000
FYE 12/31/02                            $20,000,000                    2,750,000
FYE 12/31/03                            $40,000,000                    3,500,000

The options granted in this Section D, may be exercised by Employee at any time during the term of employment, and, upon termination of employment, at any time within Five (5) years thereafter.

1. TRADEABLE SHARES. Employer agrees to use its best efforts to issue shares to Employee, at the time the option(s) is executed, that are freely tradeable on the Exchange in which Employer's shares are traded. In the event Employer is unable to obtain freely tradeable shares for Employee, at the time the option or options are exercised, Employee shall have the right to obtain restricted shares conditioned upon Employee complying with all applicable securities, regulations and restrictions. The option(s) granted to Employee under this Agreement are non-revocable, and may be exercised by Employee in any amounts, from time to time, as Employee desires.

2. LIFE Insurance. Life insurance on the life of Employee in the amount of $500,000.00.

3. DISABILITY INSURANCE. Disability insurance providing disability benefits to Employee in an amount equal to 50% of Employee's base salary for a period until Employee reaches age 65 years.



EMPLOYER:__________________________          EMPLOYEE:__________________________




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